UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KALVISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KALVISTA PHARMACEUTICALS, INC.

55 Cambridge Parkway

Suite 901E

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 3, 2018

To the Stockholders of KalVista Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on October 3, 2018, at 9:30 a.m. local time, at the office of the Company located at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142 for the following purposes:

1.	To elect two Class III directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected;

2.

To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 30, 2019; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on August 10, 2018 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2018 ANNUAL REPORT ON FORM 10-K, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ T. Andrew Crockett
T. Andrew Crockett Chief Executive Officer

Cambridge, Massachusetts

August 15, 2018

i

KALVISTA PHARMACEUTICALS, INC.

55 Cambridge Parkway

Suite 901E

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

October 3, 2018

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of KalVista Pharmaceuticals, Inc. (referred to herein as the “Company”, “KalVista”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 3, 2018, at 9:30 a.m. local time, at the office of the Company located at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We will begin mailing printed copies of our 2018 Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 (the “Form 10-K”) to our stockholders of record as of August 10, 2018 (the “Record Date”) for the first time on or about August 17, 2018. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “SEC Filings” section of our website at http://ir.kalvista.com/.

The only outstanding voting securities of KalVista are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 12,579,117 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have delivered this Proxy Statement and Proxy Card to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Annual Meeting and accompanying Proxy Card were first mailed on or about August 17, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, August 10, 2018, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 12,579,117 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two (2) proposals:

•	Proposal 1—the election of two Class III directors to hold office until our 2021 annual meeting of stockholders; and
•	Proposal 2—the ratification of the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2019.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the accompanying Proxy Card.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the accompanying Proxy Card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

American Stock Transfer & Trust Company, LLC (“AST”), has been engaged as our independent agent to tabulate stockholder votes, and a representative of AST will be appointed to act as Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to AST on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending April 30, 2019 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the two nominees receiving the highest number of “For” votes will be elected. “Withhold” votes and broker non-votes will have no effect on the election of the nominees.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director and “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 16, 2019, to our Corporate Secretary at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142; provided that if the date of the annual meeting is more than 30 days from October 3, 2019, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between close of business on June 5, 2019 and close of business on July 5, 2019; provided that if the date of that annual meeting is more than 30 days before or after October 3, 2019, you must give notice on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 12,579,117 shares outstanding and entitled to vote. Accordingly, 6,289,559 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class has a staggered, three-year term. Unless the Board determines that vacancies shall be filled by the stockholders, and except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors) on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of six directors, divided into the three following classes:

•	Class I directors: T. Andrew Crockett and Joshua Resnick, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2019;

•	Class II directors: Richard Aldrich and Edward W. Unkart, whose current terms will expire at the annual meeting of stockholders to be held in 2020; and

•	Class III directors: Albert Cha, M.D., Ph.D. and Arnold L. Oronsky, Ph.D., whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders and until their successors are duly elected and qualified.

Drs. Cha and Oronsky have been nominated to serve as Class III directors and have each consented to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class III nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2019 Annual Meeting of Stockholders
T. Andrew Crockett	43	Chief Executive Officer, Director	2016
Joshua Resnick, M.D.(2)	43	Director	2016
Class II Directors whose terms expire at the 2020 Annual Meeting of Stockholders
Richard Aldrich(3)	64	Director and Chairman	2016
Edward W. Unkart(1)	68	Director	2014
Class III Directors whose terms expire at the Annual Meeting
Albert Cha, M.D., Ph.D.(1)(2)	46	Director	2007
Arnold L. Oronsky, Ph.D.(1)(3)	78	Director	2016

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Albert Cha, M.D., Ph.D., has served as a member of our Board since the consummation of the Carbylan Therapeutics, Inc. transaction in 2016.  Dr. Cha served as a member of the Carbylan board of directors starting in November 2007. In September 2000, Dr. Cha joined Vivo Capital, a healthcare investment firm, where he has served in various positions, most recently as a Managing Partner. Dr. Cha currently serves as a member of the boards of directors of Biohaven Pharmaceutical Holding Company Ltd., Ascendis Pharma A/S and several privately-held biotechnology and medical device companies. During the past five years, he also served as a member of the boards of directors of Aclaris Therapeutics, Inc., Sierra Oncology, Inc. (formerly ProNAi Therapeutics, Inc.) and AirXpanders, Inc. Dr. Cha received a B.S. and an M.S. from Stanford University and an M.D. and a Ph.D. from the University of California at Los Angeles. We believe Dr. Cha is qualified to serve on our Board because of his medical background, venture capital experience and significant experience serving as a director of other life sciences companies.

Arnold L. Oronsky, Ph.D., has served as a member of our Board since November 2016. Dr. Oronsky has been a full-time member of InterWest’s healthcare team since 1994, where he currently serves as a Senior Partner. In addition to being a Senior Partner at InterWest, Dr. Oronsky also serves as a Senior Lecturer in the Department of Medicine at Johns Hopkins Medical School. He is a member of the board of directors of Dynavax Technologies, TESARO and a number of private pharmaceutical companies. Dr. Oronsky was formerly Vice President for Discovery Research for the Lederle Laboratories division of American Cyanamid Company where he directed all of the research for new drugs and supervised approximately three hundred employees. Dr. Oronsky holds a Ph.D. in Immunology from Columbia University and has published over 125 scientific articles. We believe Dr. Oronsky is qualified to serve on our Board because of his lengthy experience in the biotech industry as an investor and public company Board member.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

T. Andrew Crockett, M.B.A., has served as a member of our Board and as our Chief Executive Officer since November 2016 and as a director and CEO of our wholly owned subsidiary, KalVista Pharmaceuticals Limited, since inception in 2011. From 2010 until November 2015, Mr. Crockett was the Chief Executive Officer and member of the board of directors of Vantia Ltd., where he served as Vice President of Business Development prior to his promotion. He continues to sit on the board of directors. Mr. Crockett has also held various senior management positions including Vice President of Business Development and Director of Clinical and Regulatory Affairs in biotech and specialty pharmaceutical companies in the United States and United Kingdom. Mr. Crockett received a B.A. from the University of Utah and M.B.A. from The Wharton School, University of Pennsylvania, with a major in finance. We believe Mr. Crockett is qualified to serve on our Board because of his founding role with the Company and his broad experience in the biotech industry.

Joshua Resnick, M.D., M.B.A., has served as a member of our Board since November 2016. Dr. Resnick has been a Partner at SV Health Investors (“SV”) since January 2016. Before joining SV in January 2016, Dr. Resnick was President and Managing Partner at MRL Ventures Fund (“MRL Ventures”), the early-stage therapeutics-focused corporate venture fund that he built and managed within Merck & Co from December 2014 to January 2016. Prior to MRL Ventures, Dr. Resnick was a Venture Partner with Atlas Venture (“Atlas”), focusing on company formation, Seed and Series A investing. During his tenure at Atlas, Dr. Resnick was also the Founder and Chief Executive Officer of two start-ups in the immuno-oncology and neuro spaces. Prior to Atlas, Dr. Resnick was a Partner at Prism Venture Partners, where he focused on early-stage biopharmaceutical, medical device, tools and diagnostics investments. Dr. Resnick is also an Attending Physician at Massachusetts General Hospital, as well as Brigham and Women’s Hospital since 2006, and an Instructor in Medicine at Harvard Medical School. Dr. Resnick graduated Magna Cum Laude with a B.A. from Williams College and received his M.D. and M.B.A. from the University of Pennsylvania School of Medicine and The Wharton School of Business. We believe Dr. Resnick is qualified to serve on our Board because of his industry experience as a biotech public and private company investor.

Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

Richard Aldrich has served as Chairman of our Board since November 2016. Mr. Aldrich is a co-founder and Partner of Longwood Fund. Mr. Aldrich serves as Chairman of the board of Concert Pharmaceuticals and lead director of Ovascience. Mr. Aldrich also serves as a Director of Longwood portfolio companies Renovia Inc., Axial Biotherapeutics, Sitryx Pharmaceuticals and Colorescience Inc., and is a Board observer at Bicycle Therapeutics and Pulmocide Ltd. Prior to co-founding Longwood, he was General Partner of RA Capital, a biotechnology investment fund he co-founded in 2001. Mr. Aldrich was also a founding employee of Vertex Pharmaceuticals where he held the position of Senior Vice President and Chief Business Officer and managed all commercial and operating functions from 1989 to 2001. Prior to joining Vertex, Mr. Aldrich held several management positions at Biogen, Inc. Mr. Aldrich also served on the board of directors of the Massachusetts Eye & Ear Infirmary from 2001 to 2015. He received his B.S. in Business from Boston College, and an M.B.A. from the Amos Tuck School at Dartmouth College. We believe Mr. Aldrich is qualified to serve on our Board because of his lengthy experience in the biotech industry, both as a senior executive and as an investor.

Edward W. Unkart has served as a member of our Board since December 2014. From August 2006 to August 2009, Mr. Unkart served as a member of the board of directors of XTENT, a publicly traded manufacturer of drug-eluting stent systems, where he was the chair of the company’s audit committee and a member of the nominating and governance committee. From October 2004 to June 2009, Mr. Unkart served as a member of the board of directors of VNUS Medical Technologies, a publicly traded medical device company, where he was the Chair of the company’s audit committee and a member of the compensation committee. From January 2005 to December 2008, Mr. Unkart served as Vice President of Finance and Administration and Chief Financial Officer of SurgRx, a manufacturer of medical devices. Mr. Unkart is a Certified Public Accountant and holds a B.S. and an M.B.A. from Stanford University. We believe Mr. Unkart is qualified to serve on our Board because of his finance and accounting expertise and education and his experience gained through his board and officer positions at other life sciences companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending April 30, 2019. Deloitte & Touche LLP audited our financial statements for the fiscal year ended April 30, 2018. The Board proposes that our stockholders ratify this appointment. In the event our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

On November 21, 2016, in connection with a reverse acquisition transaction in which we completed a business combination with KalVista Pharmaceuticals, Ltd. and subsequently changed our name from “Carbylan Therapeutics, Inc.” to “KalVista Pharmaceuticals, Inc.” (the “reverse acquisition transaction”), the audit committee approved the dismissal of PricewaterhouseCoopers LLP, Carbylan Therapeutics, Inc.’s (“Carbylan”) independent registered public accounting firm, as our independent registered public accounting firm, effective as of such date, and on the same date, the audit committee approved, on our behalf, the engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2017. In deciding to appoint Deloitte & Touche LLP, the audit committee reviewed auditor independence issues and existing relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no relationship with us that would impair its independence for the fiscal year ending April 30, 2019.

PricewaterhouseCoopers LLP’s audit reports on Carbylan’s financial statements as of and for each of the two fiscal years ended December 31, 2015 and December 31, 2014, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through November 21, 2016, the date of the dismissal of PricewaterhouseCoopers LLP, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between Carbylan and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its report for such periods. In addition, during the periods identified above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We previously reported the audit committee’s determination to dismiss PricewaterhouseCoopers LLP as our independent registered public accounting firm on a Current Report on Form 8-K filed by us with the Securities and Exchange Commission (the “SEC”) on November 23, 2016. We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether it agreed with the foregoing disclosures and, if not, stating the respects in which it did not agree. A copy of the letter from PricewaterhouseCoopers LLP was filed as Exhibit 16.1 to our Form 8-K filed on November 23, 2016.

During the fiscal year ended April 30, 2016 and the subsequent interim period from May 1, 2016 through November 21, 2016, the date of our engagement of Deloitte & Touche LLP, neither we nor anyone on our behalf consulted with Deloitte & Touche LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

Principal Accountant Fees and Services

The following table provides information regarding the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended April 30, 2018 and 2017.

Fees Billed to KalVista	Fiscal Year 2018	Fiscal Year 2017
Audit fees (1)	$398,467	$474,555
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	—	286,937
Total fees	$398,467	$761,492

(1)

“Audit fees” include fees for professional services rendered for the audits of our financial statements, review of our quarterly financial statements, and services normally provided by the independent registered accounting firm in connection with statutory and regulatory filings.

(2)	“All other fees” consist of the aggregate fees billed for products and services provided by Deloitte & Touche LLP, other than those included in “Audit Fees” and “Tax Fees.”

Pre-Approval Policies and Procedures

Our audit committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of KalVista under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.kalvista.com/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management KalVista’s audited financial statements as of and for the year ended April 30, 2018.

The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding “Communications with Audit Committees.” In addition, the audit committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2019 and is seeking ratification of such selection by the stockholders.

Audit Committee

Edward W. Unkart

Albert Cha, M.D., Ph.D.

Arnold L. Oronsky, Ph.D.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive and senior officers. The full text of our code of conduct is posted on the investor relations section of our website (http://ir.kalvista.com/). The reference to our website address in this report does not include or incorporate by reference the information on our website into this report. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://ir.kalvista.com/.

Independence of the Board of Directors

Under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Crockett, qualify as “independent” directors in accordance with Nasdaq listing requirements. Mr. Crockett is not considered independent because he is an employee of KalVista. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. As described more fully below, all of the committees of our Board are comprised entirely of directors determined by our Board to meet the independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The positions of Chief Executive Officer and Chairman of our Board are held by two different individuals (Mr. Crockett and Mr. Aldrich, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board in its fundamental role of providing advice to and independent oversight of management. Our Board believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board and strengthens the independence of the Board from management.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and reviews and reports to the audit committee on any related person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	Selects a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	Ensures the independence of the independent registered public accounting firm;

•	Discusses the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	Establishes procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	Considers the adequacy of our internal controls;

•	Reviews material related party transactions or those that require disclosure; and

•	Approves or, as permitted, pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm.

The current members of our audit committee are Arnold L. Oronsky, Ph.D., Albert Cha, M.D., Ph.D. and Edward W. Unkart. Mr. Unkart serves as the Chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Unkart is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Drs. Oronsky and Cha and Mr. Unkart are independent under the applicable rules of Nasdaq and the SEC. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.kalvista.com/.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends to our Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. Our executive officers submit proposals to the compensation committee regarding our executive and director compensation, which the compensation committee may recommend to our Board. The compensation committee also recommends to our Board the issuance of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable laws, regulations and Nasdaq rules. The current members of our compensation committee are Albert Cha, M.D., Ph.D. and Joshua Resnick, M.D. Dr. Cha serves as the chairman of the committee. Each of the members of our compensation committee is independent under the applicable Nasdaq rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

Our compensation committee has retained Radford, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Radford reports directly to the compensation committee and does not provide any non-compensation related services to the Company. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.kalvista.com/.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Richard Aldrich and Arnold L. Oronsky, Ph.D. Dr. Oronsky is the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.kalvista.com/.

Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in the industries in which we compete and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of business and career experience relevant to the success of the Company; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee will consider director candidates recommended for nomination by stockholders during such times as the Board is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or after such anniversary date, the stockholder’s notice must be delivered on or before 10 days after the day on which the date of the annual meeting is first disclosed in a public announcement. In addition, should our Board determine to call a special meeting of stockholders for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the applicable notice of meeting by delivering notice to the Secretary of the Company at the Company’s principal executive offices not earlier than close of business on the 120th day nor later than close of business on the 90th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

As more fully set forth in Section 1.2 of our bylaws, any such notice described in the foregoing paragraph must include, among other things, (i) with respect to each nominee for election as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) certain information with respect to the relationship, if any, between such stockholder and the proposed nominee and any of their respective affiliates or associates; and (ii) with respect to the stockholder giving the notice, (A) such stockholder’s name and address, (B) certain information with respect to such stockholder’s beneficial ownership of the Company’s securities, (C) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act; and (D) certain representations and certifications. Further updates and supplements to such notice may be required from the proposed nominee and/or such stockholder, in each case, as set forth in our bylaws. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met four times during the last year. The audit committee met three times, the compensation committee met two times and the nominating and corporate governance committee met one time. During the fiscal year ended April 30, 2018, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his tenure and the total number of meetings held by all committees of the Board on which such director served during his tenure. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2018, our compensation committee consisted of Dr. Cha, Dr. Resnick and Mr. Shah (until April 16, 2018). None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related person transaction approval policy that has governed the review of related person transactions since the closing of our initial public offering. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our Chief Financial Officer will review the proposed transaction to determine, based on applicable Nasdaq and SEC rules, if such transaction qualifies as a related person transaction. If our Chief Financial Officer determines that the proposed transaction is a related person transaction, then the proposed transaction shall be submitted to the audit committee for pre-approval at the next regular or special audit committee meeting; if our Chief Financial Officer, in consultation with our Chief Executive Officer, determines that it is not practicable to wait until the next meeting of the audit committee, then our Chief Financial Officer may submit the proposed transaction to the Chairman of the audit committee. In the event that our Chief Executive Officer or Chief Financial Officer becomes aware of a related person transaction that has not been previously approved or previously ratified under our related person transaction approval policy, the transaction, if ongoing, will be promptly submitted to the audit committee or the Chairman of the audit committee for consideration. If the transaction is already completed, the audit committee or the Chairman of the audit committee shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

DIRECTOR COMPENSATION

Director Compensation Policy

Our Board approves the form and amount of non-employee director compensation. Our Compensation Committee makes recommendations on the form and amount of non-employee director compensation. We pay our independent directors an annual retainer of $35,000. In addition, each independent director who serves as the Chairman of our audit committee, compensation committee or nominating and corporate governance committee will receive, for his or her service in such capacity, an additional annual retainer of $15,000, $10,000 or $7,500, respectively, and each other independent director who is a member of the audit committee, compensation committee or nominating and corporate governance committee will receive an annual retainer of $7,500, $5,000 or $3,750, respectively. We reimburse each non-employee member of our board of directors for reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

2018 Director Compensation Table

The following table sets forth information for the year ended April 30, 2018 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Richard Aldrich	$63,750	$27,857	—	$91,607
Albert Cha, M.D., Ph.D.	$45,000	$27,857	—	$72,857
Arnold L. Oronsky, Ph.D.	$46,250	$27,857	—	$74,107
Joshua Resnick, M.D.	$40,000	$27,857	—	$67,857
Rajeev Shah*	$45,632	$27,857	—	$73,489
Edward W. Unkart	$50,000	$27,857	—	$77,857

*	Mr. Shah resigned as a member of the board of directors on April 16, 2018.
(1)

Amounts shown were computed in accordance with FASB ASC Topic 718 and exclude the value of estimated forfeitures. The assumptions used in the valuation of these awards are set forth in Note 9 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended April 30, 2018. As of April 30, 2018, each of our non-employee directors held the following outstanding options awards:

Name	Shares Subject to Outstanding Option Awards
Richard Aldrich	18,000
Albert Cha, M.D., Ph.D.	18,000
Arnold L. Oronsky, Ph.D.	18,000
Joshua Resnick, M.D.	18,000
Rajeev Shah	8,333
Edward W. Unkart	18,000

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of April 30, 2018.

Name	Age	Position(s)
T. Andrew Crockett	43	Chief Executive Officer and Director
Benjamin L. Palleiko	52	Chief Financial Officer
Edward P. Feener, Ph.D.	57	Chief Scientific Officer
Andreas Maetzel, M.D., M.Sc., Ph.D.	54	Senior Vice President, Medical
Christopher M. Yea, Ph.D.	55	Chief Development Officer

Executive Officers

T. Andrew Crockett, M.B.A., has served as a member of our Board and as our Chief Executive Officer since November 2016 and as a director and CEO of our wholly owned subsidiary, KalVista Pharmaceuticals Limited, since inception in 2011. From 2010 until November 2015, Mr. Crockett was the Chief Executive Officer and member of the board of directors of Vantia Ltd., where he served as Vice President of Business Development prior to his promotion. He continues to sit on the board of directors. Mr. Crockett has also held various senior management positions including Vice President of Business Development and Director of Clinical and Regulatory Affairs in biotech and specialty pharmaceutical companies in the United States and United Kingdom. Mr. Crockett received a B.A. from the University of Utah and M.B.A. from The Wharton School, University of Pennsylvania, with a major in finance.

Benjamin L. Palleiko was hired as Chief Financial Officer of KalVista Limited in August 2016 and was appointed as our Chief Financial Officer in November 2016 in connection with the reverse acquisition transaction. Prior to joining us, Mr. Palleiko was a Managing Director of H.C. Wainwright & Co. LLC since January 2015. Mr. Palleiko also co-founded a private oncology drug development company, Cielo Therapeutics, Inc., in July 2012. Mr. Palleiko served as Chief Financial Officer of Nostrum Pharmaceuticals LLC, a specialty generic pharmaceuticals company, from January 2012 to December 2013. He previously was Senior Vice President and Chief Financial Officer of Ore Pharmaceutical Holdings Inc. and Penwest Pharmaceuticals Co. Earlier in his career Mr. Palleiko was an investment banker with the firms Robertson Stephens and SunTrust Robinson Humphrey. Mr. Palleiko holds a B.A. in Quantitative Economics from Tufts University and an M.B.A. in Finance and M.A. in International Relations from the University of Chicago. He served as a Naval Aviator in the U.S. Navy.

Edward P. Feener, Ph.D., is a scientific co-founder of KalVista and joined as our Chief Scientific Officer in November 2016. Previously, Dr. Feener was an Associate Professor of Medicine at Harvard Medical School and Senior Investigator in the Section on Vascular Cell Biology at Joslin Diabetes Center from July 1989 to October 2016. He has more than 27 years of research experience in vascular biology and diabetic complications. His laboratory identified novel mechanisms of action for the plasma kallikrein system, which are implicated in diabetic macular edema, vascular injury, and angioedema.

Andreas Maetzel, M.D., M.Sc., Ph.D., joined as our Senior Vice President of Medical in March 2017. Dr. Maetzel was most recently Vice President, Global Medical Affairs at BioCryst Pharmaceuticals from August 2014 to February 2017. Prior to that he was Vice President, Clinical Development & Regulatory Affairs at Cornerstone Therapeutics Inc from May 2013 to February 2014. From September 2011 to April 2013, Dr. Maetzel held a clinical development role at BioCryst. He previously held positions in health technology assessment strategy at Amgen and in strategy consulting. He is Visiting Scientist at the University Hospital Zurich and Charité Hospital Berlin, and maintains an appointment as Adjunct Professor, Institute for Health Policy, Management & Evaluation, University of Toronto. Dr. Maetzel obtained both a Ph.D. and M.Sc. in Clinical Epidemiology from the University of Toronto and a Dr. Med. at the University of Hannover, Germany.

Christopher M. Yea, Ph.D., has served as the Chief Development Officer of KalVista Limited since November 2015 and became our Chief Development Officer as of November 2016 in connection with the reverse acquisition transaction. Prior to joining us, he was the Chief Operating Officer at Vantia, Ltd. from its spin-out from Ferring Pharmaceuticals in 2008, until November 2015. Prior to the spin-out of Vantia, Dr. Yea led the Biology group and was responsible for transition of candidates into development at Ferring Pharmaceuticals. Following post-doctoral work he spent several years at Roussel-UCLAF and Hoechst Marion Roussel. Dr. Yea holds a B. Sc. and Ph.D. in Biochemistry from the University of Bristol, UK.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Pursuant to SEC regulations, our NEOs are our Chief Executive Officer, and the two other highest paid executives. Our NEOs for the fiscal year ended April 30, 2018 were as follows

•	T. Andrew Crockett, Chief Executive Officer;
•	Benjamin L. Palleiko, Chief Financial Officer;
•	Christopher M. Yea, Chief Development Officer

Each year, the compensation committee of our board of directors review and determine the compensation of our NEOs.

2018 Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our NEOs during the years ended April 30, 2017 and 2018.

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary	Bonus($)(1)	Awards($)(2)	Compensation(3)	Total ($)
T. Andrew Crockett	2018	$450,000	$675,000	$901,976	$15,300	$2,042,276
Chief Executive Officer	2017	$390,076	$213,750	$—	$1,500	$605,326
Benjamin L. Palleiko	2018	$340,000	$307,000	$163,031	$10,800	$820,831
Chief Financial Officer	2017	$239,492	$95,000	$589,390	$—	$923,882
Christopher M. Yea	2018	$334,567	$306,266	$163,031	$20,074	$823,938
Chief Development Officer	2017	$250,378	$107,605	$—	$15,232	$373,215

(1)

The amount reported in the Bonus Column represents the annual cash discretionary bonuses earned by our NEOs pursuant to the achievement of certain Company and individual performance objectives. For fiscal year 2018, a portion of these amounts were paid to the NEOs in October 2017 and a portion was paid in June 2018.

(2)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our NEOs during fiscal years 2018 and 2017 as computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in Note 7 to our consolidated financial statements. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the NEOs from the options

(3)	“Other Compensation” consists of Company contributions to the 401(k) Plan or other retirement plan.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the name executive officers outstanding as of April 30, 2018.

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date
T. Andrew Crockett	5/25/17	42,854		144,146	7.07	5/24/27
Benjamin L. Palleiko	11/22/16	20,563	(4)	28,791	8.39	11/21/26
	12/29/16	25,285	(5)	35,399	6.74	12/28/26
	5/25/17	7,745		26,055	7.07	5/24/27
Christopher M. Yea	3/31/16	82,740	(6)	34,070	0.0043	3/30/26
	5/25/17	7,745		26,055	7.07	5/24/27

(1)

The awards granted on March 31, 2016 were granted pursuant to our EMI Plan; the awards granted on November 22, 2016 and December 29, 2016 were granted pursuant to our 2015 Incentive Plan and the awards granted on May 25, 2017 were granted pursuant to our 2017 Equity Incentive Plan.

(2)	Unless otherwise noted in these footnotes, all stock options vest monthly over a four year period following the grant date, subject to continued service to us through each vesting date.
(3)

Represents the fair market value of a share of our common stock, as determined by our board of directors, on the stock option’s grant date.  Please see Note 2 to our consolidated financial statements for a discussion of how we have valued our common stock.

(4)	This option vests 25% on November 22, 2017 and 1/48 of the total shares monthly thereafter, subject to continued service to us through each vesting date.
(5)	This option vests 25% on August 26, 2017 and 1/48 of the total shares monthly thereafter, subject to continued service to us through each vesting date.
(6)	This option vests 25% on June 29, 2016 and 1/48 of the total shares monthly thereafter, subject to continued service to us through each vesting date.

Agreements with our Named Executive Officers

Below are descriptions of the material terms of the employment and letter agreements with our named executive officers. We have entered into employment agreements and offer letter agreements with our NEOs that provide for at-will employment (except outside of the U.S. if such concept is not generally applicable) and include each NEO’s base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company. See “—Potential Payments Upon Termination or Change of Control” below for additional details about these agreements.

Retirement Benefits

We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover our NEOs. Our 401(k) plan permits eligible employees to defer their annual eligible compensation subject to certain limitations imposed by the Internal Revenue Service. We match up to 4% of employee contributions to our 401(k) plan.

Potential Payments Upon Termination or Change in Control

Each of our NEOs is party to an individual agreement that provides for certain severance benefits as described below.

Mr. Crockett and Mr. Palleiko—Termination of Employment Apart from a Change in Control and in Connection with a Change in Control. Pursuant to the terms of Mr. Crockett’s and Mr. Palleiko’s employment agreements, if the executive’s employment is terminated either by us without “cause” or by the executive for “good reason” (as such terms are defined in the executive’s employment agreement), the executive will be entitled to (1) a lump sum payment equal to 15 months of his respective base salary for Mr. Crockett and nine months of his respective base salary for Mr. Palleiko and (2) reimbursement for continuation coverage under COBRA for 15 months for Mr. Crockett and nine months for Mr. Palleiko. If within two years immediately following the consummation of a “change in control” (as such term is defined in the executive’s employment agreement), Mr. Crockett’s or Mr. Palleiko’s employment is terminated either by us without cause or by the executive for good reason, the executive will be entitled to (1) a lump sum cash payment equal to 21 months of his respective base salary for Mr. Crockett and 15 months of his respective base salary for Mr. Palleiko, (2) lump sum payment equal to their full target bonus for the fiscal year in which such termination of employment occurs for Mr. Crockett and Mr. Palleiko,

(3) reimbursement for continuation coverage under COBRA for 21 months for Mr. Crockett (with months 19-21 consisting of a taxable lump sum cash bonus) and 15 months for Mr. Palleiko and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards for Mr. Crockett and Mr. Palleiko.

Dr. Yea–Termination of Employment Apart from a Change in Control and in Connection with a Change in Control.  Pursuant to the terms of Dr. Yea’s service contract and certain modifications thereto that have been approved by our Compensation Committee, if his employment is terminated by us other than for certain “cause-type” reasons, including, but not limited to, any act that would warrant summary termination under local common law, Dr. Yea will be entitled to (1) 12 months of his base salary and (2) 12 months of continued health and life insurance benefits.  Pursuant to the terms of Dr. Yea’s service contract, if within three months immediately following the consummation of a “change in control” (as such term is defined in his service contract) or the transfer of Dr. Yea’s employment under the Transfer of Undertakings (Protection of Employment) Regulations of 2006 (TUPE), Dr. Yea gives one month of notice of this intention to terminate his employment, he will be entitled to the same severance payments and benefits described above.  In addition, pursuant to the terms of Dr. Yea’s service contract and certain modifications thereto that have been approved by our Compensation Committee, if Dr. Yea’s employment is terminated within two years immediately following the consummation of a “change in control” (as such term is defined in his service contract), in a manner that would otherwise trigger the severance payments and benefits described above, he will be entitled to (1) 12 months of his base salary; (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs and (3) 12 months of continued health and life insurance benefits.  In addition, our Compensation Committee has approved that in the event that Dr. Yea’s employment is terminated within two years immediately following the consummation of a “change in control” (as such term is defined in his service contract), in a manner that would otherwise trigger the severance payments and benefits described above, he will also be entitled to full vesting and exercisability (to the extent applicable) of all of his outstanding unvested equity-based awards.

Mr. Crockett, Mr. Palleiko and Dr. Yea—Severance Subject to Release of Claims and Restrictive Covenants. Our obligation to provide our Chief Executive Officer and Chief Financial Officer with any severance payments or other benefits under his employment agreement is conditioned on the executive signing and not revoking a separation agreement and effective release of claims in our favor. Mr. Crockett, Mr. Palleiko also entered into an Employee Confidentiality, Invention Assignment and Non-Compete Agreement, and the equivalent terms were included in the Dr. Yea’s employment agreement, that prohibits each of them from competing with us and soliciting our employees or other third parties that have a relationship with us for one year, or six months, in the case of Dr. Yea, following their termination of employment for any reason.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of July 31, 2018 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each NEO as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 12,578,215 shares of our common stock issued and outstanding on July 31, 2018, after giving effect to the completion of our registered direct offering, which was entered into on July 30, 2018 and closed on August 2, 2018. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o KalVista Pharmaceuticals, Inc., 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Entities affiliated with SV Life Sciences (1)	2,579,490	—	2,579,490	20.5%
Entities affiliated with RA Capital (2)	1,441,070	—	1,441,070	11.5%
Entities affiliated with Venrock (3)	1,169,306	—	1,169,306	9.3%
Merck & Co., Inc. (4)	1,070,589	—	1,070,589	8.5%
Longwood Fund II, L.P. (5)	934,484	—	934,484	7.4%
Eventide Asset Management, LLC (6)	709,000	—	709,000	5.6%

Named Executive Officers and Directors:
T. Andrew Crockett (7)	281,420	70,508	351,928	2.8%
Benjamin L. Palleiko (8)	—	73,057	73,057	*
Christopher M. Yea, Ph.D. (9)	82,969	109,517	192,486	1.5%
Richard Aldrich (10)	934,484	13,333	947,817	7.5%
Albert Cha, M.D., Ph.D.(11)	300,325	13,333	313,658	2.5%
Arnold Oronsky, PhD. (12)	329,942	13,333	343,275	2.7%
Joshua Resnick, M.D. (13)	2,579,490	13,333	2,592,823	20.6%
Edward Unkart (14)	—	13,333	13,333	*
All 10 directors and executive officers as a group (15)	4,606,664	369,109	4,975,732	38.4%

*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)

SV Life Sciences.  Share ownership information is based upon a Schedule 13D/A1 filed by (i) SV Life Sciences Fund IV, L.P. a Delaware limited partnership (“SVLS IV LP”) and SV Life Sciences Fund IV Strategic Partners, L.P. a Delaware limited partnership (“Strategic Partners”), on March 2, 2017.  Consists of (i) 2,508,279 shares of our common stock owned directly by SVLS IV LP; and (ii) 71,211 shares of our common stock owned directly by Strategic Partners. SVLS IV LP and Strategic Partners (each a “SVLS Fund”, or collectively the “SVLS Funds”) may be deemed to beneficially own the shares held by each other SVLS Fund because of certain contractual relationships among the SVLS Funds and their affiliates. The SVLS Funds disclaim beneficial ownership of shares held by any other SVLS Fund except to the extent of any pecuniary interest therein. SVLS IV GP, the general partner of SVLS IV LP and Strategic Partners, may be deemed to share voting and dispositive power over the shares held by SVLS IV LP and Strategic Partners. SVLS IV GP disclaims beneficial ownership of shares held by SVLS IV LP and Strategic Partners except to the extent of any pecuniary interest therein. SVLSF IV, LLC, the general partner of SVLS

IV GP, may be deemed to share voting and dispositive power over the shares held by SVLS IV LP and Strategic Partners. SVLSF IV, LLC disclaims beneficial ownership of shares held by SVLS IV LP and Strategic Partners except to the extent of any pecuniary interest therein. Dr. Resnick, one of our directors, is a partner of SV Life Sciences. The address for SV Life Sciences Fund is One Boston Place, Suite 3900, Boston, MA 02108.

(2)

RA Capital. Share ownership information is based upon a Form 4 filed by RA Capital Management, LLC (the "Adviser") on October 16, 2017.  Consists of (i) 1,171,353 shares held by RA Capital Healthcare Fund, L.P. (the "Fund"); and (ii) 269,717 shares held in an account owned by Blackwell Partners LLC-Series A (the "Account"). The Adviser is the general partner of the Fund and the investment adviser of the Blackwell Account. Peter Kolchinsky is the sole manager of the Adviser, and Mr. Shah is a managing director of the Adviser. Mr. Shah has no pecuniary interest in the reported securities held in the Blackwell Account and therefore disclaims beneficial ownership of those securities. Mr. Shah, was one of our directors, is the Managing Director and Portfolio Manager of the Adviser. Mr. Shah disclaims beneficial ownership of the reported securities held by the Fund except to the extent of his pecuniary interest therein. Mr. Shah has no pecuniary interest in the reported securities held in the Blackwell Account and therefore disclaims beneficial ownership of those securities. The address for RA Capital Healthcare Fund, L.P. is 20 Park Plaza, Ste. 1200, Boston, MA 02116.

(3)

Venrock.  The reported securities are owned directly by (i) 309,048 shares held directly by Venrock Healthcare Capital Partners II, L.P.; (ii) 125,232 shares held directly by VHCP Co-Investment Holdings II, LLC; (iii) 668,259 shares held directly by Venrock Healthcare Capital Partners III, L.P.; and (iv) 66,767 shares held directly by VHCP Co-Investment Holdings III, LLC.  Share ownership information is based upon subscription agreements, dated July 31, 2018 between the above Venrock entities and the Company. The address of the Venrock entities is 7 Bryant Park, 23rd Floor, New York, NY  10018.

(4)

Merck & Co., Inc.  Share ownership information is based upon a Schedule 13G filed by Merck & Co., Inc. (“Merck”) on October 16, 2017. The reported securities are owned directly by Merck Sharp & Dohme Corp. (“MSD”), which is a wholly owned subsidiary of Merck. Merck is an indirect beneficial owner of the reported securities. The address for Merck is 2000 Galloping Hill Road, Kenilworth, NJ 07033. The address for MSD is One Merck Drive, Whitehouse Station, NJ 08889

(5)

Longwood Fund II, L.P.  Share ownership information is based upon a Schedule 13D filed on behalf of each of the following persons: Longwood Fund II, L.P., Longwood Fund II GP, LLC, Christoph Westphal, M.D., Ph.D., and Richard Aldrich (collectively, the “Reporting Persons”) on October 20, 2017.  The securities are owned directly by Longwood Fund II, LP, a Delaware limited partnership ("Longwood II"). Longwood Fund II GP, LLC, a Delaware limited liability company ("Longwood II GP"), is the general partner of Longwood II and exercises voting and investment power with respect to the securities owned directly by Longwood II. Longwood II's investment adviser is Longwood Fund Management, LLC ("Longwood Management"). Each of the Reporting Person, who is a member of the Issuer's board of directors, and Christoph Westphal, M.D., Ph.D. ("Westphal") are the Managers (and are members) of Longwood II GP and may be deemed to share voting and investment power with respect to the securities owned by Longwood II. Mr. Aldrich, one of our directors, is a managing member of Longwood Fund Management LLC. Michelle Dipp, M.D., Ph.D., Christoph Westphal, M.D. and Mr. Aldrich are the managers of the Fund II General Partner and share voting and dispositive power with respect to the securities held by Longwood Fund II, L.P., each of whom disclaims beneficial ownership of the shares held by Longwood Fund II, L.P. except to the extent of her or his pecuniary interest therein. The address for Longwood Fund II L.P. is Prudential Tower, 800 Boylston Street, Suite 1555, Boston, MA 02199.

(6)

Eventide Assets Management, LLC.  Share ownership information is based upon a Schedule 13G filed by Eventide Asset Management, LLC on February 12, 2018.  Eventide Asset Management, LLC, a Delaware limited liability company located at One International Place, Suite 3510, Boston, MA 02110 is the beneficial owner of 709,000 common shares, as of December 31, 2017, by virtue of being the investment adviser to registered investment companies (mutual funds). All 709,000 common shares were held by the Eventide Healthcare & Life Sciences Fund.

(7)

T. Andrew Crockett.  Consists of (i) 281,420 shares of our common stock held by Mr. Crockett; and (ii) 70,508 shares of our common stock issuable to Mr. Crockett upon exercise of stock options within 60 days of July 31, 2018.

(8)	Benjamin L. Palleiko. Consists of 73,057 shares of our common stock issuable to Mr. Palleiko upon exercise of stock options within 60 days of July 31, 2018.
(9)

Christopher Yea.  Consists of (i) 82,969 shares of our common stock held by Dr. Yea; and (ii) 109,517 shares of our common stock issuable to Dr. Yea upon exercise of stock options within 60 days of July 31, 2018.

(10)

Rich Aldrich. Consists of (i) common stock referenced in footnote (5) above; and (ii) 13,333 shares of our common stock issuable to Mr. Aldrich upon exercise of stock options exercisable within 60 days of July 31, 2018.  Mr. Aldrich, one of the Company’s directors, is managers of Longwood Fund II, LP, a Delaware limited partnership. Longwood Fund II GP, LLC (the “Fund II General Partner”) and share voting and dispositive power with respect to the securities held by Longwood Fund II, L.P.

(11)

Albert Cha.  Consists of (i) 298,141 shares of our common stock held by Vivo Ventures Fund VI, L.P.; (ii) 2,184 shares of our common stock held by Vivo Ventures VI Affiliates Fund, L.P.; and (iii) 13,333 shares of our common stock issuable to Dr. Cha upon exercise of stock options exercisable within 60 days of July 31, 2018. Vivo Ventures Fund VI, L.P., and Vivo Ventures VI Affiliates Fund, L.P. are Delaware limited partnerships, whose general partner is Vivo Ventures VI, LLC, a Delaware limited liability company. Dr. Cha, one of the Company’s directors, is a managing member of Vivo Ventures Fund VI, LLC and exercises shared voting and investment power with the other managing members of Vivo Ventures VI, LLC with respect to the securities held by Vivo Ventures VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P. Each managing member of Vivo Ventures VI, LLC hereby disclaims any beneficial ownership of any shares directly held by Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P., except to the extent of the pecuniary interest therein. The address of Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P. is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(12)

Arnold Oronsky.  Consists of (i) 329,942 shares of our common stock held by InterWest Partners IX, L.P. is a California limited partnership (“InterWest”), whose general partner is InterWest Management Partners IX, LLC, a California limited liability company; and (ii) 13,333 shares of our common stock issuable to Dr. Oronsky upon exercise of stock options exercisable within 60 days of July 31, 2018. Dr. Oronsky, one of the Company’s directors, currently serves as a Managing Director of InterWest. Each managing director and venture member of InterWest Management Partners IX, LLC shares voting and investment power with respect to the securities held by InterWest and disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address for InterWest Partners IX, L.P. is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(13)

Joshua Resnick. Consists of the common stock referenced in footnote (1) above; and (ii) 13,333 shares of our common stock issuable to Dr. Resnick upon exercise of stock options exercisable within 60 days of July 31, 2018. Dr. Resnick, one of the Company’s directors, is a partner of SV Life Sciences.

(14)	Edward Unkart. Consists of 13,333 shares of our common stock issuable to Mr. Unkart upon exercise of stock options within 60 days of July 31, 2018.
(15)

All Executive Officers and Directors as a Group.  Consists of (i) 4,606,664 shares of common stock held by all our directors and executive officers as a group; and (ii) 369,109 shares of our common stock issuable to all our directors and executive officers as a group upon exercise of stock options exercisable within 60 days of July 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely upon our review of the copies of such forms provided to us and written representations from our named executive officers and directors with respect to fiscal year 2018, we believe that all Section 16(a) filing requirements during fiscal year 2018 were complied with except for one late Form 4 filing by Richard Aldrich with respect to shares held by Longwood Capital, which was filed on October 19, 2017.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are KalVista stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142 or (3) contact our Investor Relations manager, Leah Monteiro, by telephone at 857-999-0075. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K, Proxy Statement, or Proxy Card to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a KalVista stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142.

By Order of the Board of Directors

/s/ T. Andrew Crockett
T. Andrew Crockett Chief Executive Officer

August 15, 2018

14475 KALVISTA PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on October 3, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas Andrew Crockett and Benjamin Palleiko, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of KalVista Pharmaceuticals, Inc., to be held October 3, 2018 at 55 Cambridge Parkway, Suite 901E, Cambridge, Massachusetts 02142, and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side.) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF KALVISTA PHARMACEUTICALS, INC. October 3, 2018 Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, proxy statement and proxy card are available at www.kalvista.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS III DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 230000000000000000 0 100318 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the directors named in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN 1. Election of Class III Directors: O Albert Cha, M.D., Ph.D. O Arnold L. Oronsky, Ph.D. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS III DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230000000000000000 0 100318 COMPANY NUMBER ACCOUNT NUMBER Notice Regarding Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, proxy statement and proxy card are available at www.kalvista.com ANNUAL MEETING OF STOCKHOLDERS OF KALVISTA PHARMACEUTICALS, INC. Ocotober 3, 2018 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the directors named in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN I1.Election of Class III Directors: O Albert Cha, M.D., Ph.D. O Arnold L. Oronsky, Ph.D. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: